                           ARTICLES OF INCORPORATION

                                      OF

                    HUNTSMAN FILM PRODUCTS OF MEXICO, INC.

                  We, the undersigned natural persons over the age of twenty-one years, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

                                     NAME

                  The name of the corporation is Huntsman Film Products of Mexico, Inc.

                                  ARTICLE II

                                   DURATION

                  The corporation shall exist perpetually or until dissolved according to law.

                                  ARTICLE III

                              PURPOSES AND POWERS

                  Section 3.01.  Purposes.  The purposes for
which the corporation is organized are:

                           (a) To engage in and carry on in all of its
                  branches the business of purchasing, developing, researching, manufacturing, compounding, refining, marketing, selling, distributing, brokering, trading, importing, exporting, using, and otherwise dealing in and with, and to purchase, acquire, hold, manufacture, compound, refine, distill, print, fabricate, treat, prepare, analyze, synthesize, produce, and in every way deal in and with chemical materials, petrochemical materials, plastics, films, compounds, preparations, substances, packaging, and products of every kind, includ-



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                  ing without limitation propane, ethane, propylene, ethylene, polypropylene, polyethylene, polyvinylchloride, polybutadiene, petroleum derivates, resins, films, inks, solvents, and products of every kind, and also derivatives, products, materials, resins, films, inks, solvents, substances, and combinations produced or manufactured therefrom, including solids, liquids, gases, and films of all kinds; and to produce, fabricate, print, and utilize and deal in and with chemicals, petrochemicals, and combinations and products of all kinds.

                           (b) To purchase, acquire, own, hold, lease,
                  operate, mortgage, encumber, sell, and dispose of any and all kinds and character of real, personal, and mixed property (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights, powers, and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.

                           (c) To enter into, make, and perform contracts of
                  every kind and description, to borrow and lend money with or without security, and to endorse or otherwise guarantee the obligations of others.

                           (d) To act as principal, agent, or broker for
                  others and receive compensation for all services which it may render in the performance of the duties of an agency character.

                           (e) To purchase, hold, sell, and transfer the
                  shares of its own capital stock.

                           (f) To engage in the general business of investing,
                  on behalf of itself and others, any part of its capital and such additional funds as it may obtain, or any interest thereon, either as tenant in common or otherwise, and to sell or otherwise dispose of the same, or any part thereof, or any interest therein.



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                           (g) To conduct researches, investigations, and
                  examinations of businesses and enterprises of every kind and description.

                           (h) To engage in any and all other lawful purposes,
                  activities, and pursuits presently or hereafter allowed by law, whether similar or dissimilar to the foregoing.

                  Section 3.02. Powers. The corporation shall have all powers allowed by law, including without limitation those powers described in Sections 16-10-4 and 16- 10-5 of the Utah Code Annotated (1953), as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                  ARTICLE IV

                                CAPITALIZATION

                  The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) shares of common stock having a par value of One Dollar ($1.00) per share. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one (1) vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation.

                                   ARTICLE V

                                PAID-IN-CAPITAL

                  The corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares of the corporation.



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                                  ARTICLE VI

                                    BYLAWS

                  Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws of the corporation.

                                  ARTICLE VII

                               PREEMPTIVE RIGHTS

                  No holder of the shares of the capital stock of any class of the corporation shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term convertible obligations as used herein shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

                                 ARTICLE VIII

                          REGISTERED OFFICE AND AGENT

                  The address of the initial registered office of the corporation is 1975 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is Brent M.
Stevenson.

                                  ARTICLE IX

                                   DIRECTORS

                  The number of Directors which shall constitute the Board of Directors of the corporation may vary from three (3) to nine (9) Directors as prescribed by the Bylaws of the corporation. The number of Directors constituting the initial Board of Directors of the corporation shall be four
(4), and the names and addresses of


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the persons who are to serve as Directors until the first meeting of the shareholders or until their successors are elected and shall qualify are as follows:


-------------------------------------------------------------------------------
         NAME                                     ADDRESS
-------------------------------------------------------------------------------



Jon M. Huntsman                          2000 Eagle Gate Tower
                                         60 East South Temple
                                         Salt Lake City, Utah  84111

Richard P. Durham                        1975 Eagle Gate Tower
                                         60 East South Temple
                                         Salt Lake City, Utah  84111

Brent M. Stevenson                       1975 Eagle Gate Tower
                                         60 East South Temple
                                         Salt Lake City, Utah  84111

Terry R. Parker                          1975 Eagle Gate Tower
                                         60 East South Temple
                                         Salt Lake City, Utah  84111

-------------------------------------------------------------------------------


                                   ARTICLE X

                       LIMITATION OF DIRECTOR LIABILITY

                  No Director of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages for any breach of fiduciary duty; provided, however, that to the extent required by applicable Utah law, this provision shall not be deemed to eliminate or limit the liability of a Director: (a) For any breach of the Director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for actions under Section 16-10-44 of the Utah Code Annotated
(1953), as amended or supplemented; or (d) for any transaction from which the Director derived an improper personal benefit.


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



                                  ARTICLE XI

                                 INCORPORATORS

                  The names and addresses of the incorporators are as follows:

-------------------------------------------------------------------------------
         NAME                                      ADDRESS
-------------------------------------------------------------------------------



Brent M. Stevenson                        1975 Eagle Gate Tower
                                          60 East South Temple
                                          Salt Lake City, Utah  84111

Terry R. Parker                           1975 Eagle Gate Tower
                                          60 East South Temple
                                          Salt Lake City, Utah  84111

Richard P. Durham                         1975 Eagle Gate Tower
                                          60 East South Temple
                                          Salt Lake City, Utah  84111

-------------------------------------------------------------------------------


                                 VERIFICATION

                  Brent M. Stevenson, Terry R. Parker, and Richard P. Durham hereby acknowledge and affirm, under oath, and under penalties of perjury, to the below named Notary Public that: (i) They appeared before such Notary Public; (ii) they executed these Articles of Incorporation of Huntsman Film Products of Mexico, Inc. before such Notary Public; and (iii) these Articles of Incorporation of Huntsman Film Products of Mexico, Inc. are truthful and correct in all respects.

                  DATED this 11th day of August, 1992.


                                            --------------------------------
                                            Brent M. Stevenson


                                            --------------------------------
                                            Terry R. Parker


                                            --------------------------------
                                            Richard P. Durham



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STATE OF UTAH                       )
                                    :       ss.
COUNTY OF SALT LAKE                 )

                  The foregoing Articles of Incorporation of Huntsman Film Products of Mexico, Inc. were subscribed, sworn to, and acknowledged before me this 11th day of August, 1992, by Brent M. Stevenson, Terry R. Parker, and Richard P. Durham, who affirmed to me, under oath and penalties of perjury, that the contents of the foregoing Articles of Incorporation of Huntsman Film Products of Mexico, Inc. are true and correct in all respects.


                                    -------------------------------
                                    NOTARY PUBLIC
                                    Residing at Salt Lake City, Utah

My Commission Expires:

----------------------




                                 ACKNOWLEDGEMENT OF REGISTERED AGENT

STATE OF UTAH                       )
                                    : ss.
COUNTY OF SALT LAKE                 )

                  The undersigned, Brent M. Stevenson, hereby acknowledges that he has been named as registered agent of Huntsman Film Products of Mexico, Inc., a Utah corporation to be formed pursuant to Articles of Incorporation of Huntsman Film Products of Mexico, Inc. to which this Acknowledgement of Registered Agent is attached, and hereby agrees to act as registered agent of said corporation.


                                    --------------------------------
                                    Brent M. Stevenson

STATE OF UTAH                       )
                                    : ss.
COUNTY OF SALT LAKE                 )

                  The foregoing Acknowledgement of Registered
Agent was acknowledged before me this 11th day of August, 1992 by Brent M. Stevenson


                                  --------------------------------
                                  NOTARY PUBLIC
                                  Residing at Salt Lake City, Utah

My Commission Expires:

----------------------


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